UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 16, 2003

Date of Report

May 16, 2003

(Date of Earliest Event Reported)

Asia Premium Television Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	033-33263	64-1407521
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer I.D. No.)

33rd Floor, Shui On Centre, 6-8 Harbor Road

Wanchai, Hong Kong

(Address of Principal Executive Offices)

852-2827-2767

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address if changed Since Last Report)

Item 8. Change in Fiscal Year

The management of Asia Premium Television Group has determined it is in the best interest of the Company to change the end of its fiscal year from December 31 to March 31. The change was made so that the Company's fiscal year would be consistent with the fiscal year of its subsidiaries. The change was approved by the Company's Board of Directors on May 16, 2003 and is effective immediately. The first SEC report affected by this change will be the 10-QSB for first quarter of 2003. As a result of the change in fiscal year, the Company will file a Form 10-KSB for the year ended March 31, 2003 instead of a Form 10-QSB for the three months ending March 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: May 16, 2003 By: /s/ Stanley R. Goss

Stanley R. Goss

Chief Financial Officer